UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2018
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road		08550
Princeton Junction, New Jersey		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Edward J. Prajzner, age 51, joined Mistras Group, Inc. on January 5, 2018 as its Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining Mistras Group, Mr. Prajzner was the Chief Financial Officer and Secretary of CECO Environmental Corp. (NASDAQ: CECE), a NASDAQ listed Company, from 2014 to 2017. Mr. Prajzner was the Corporate Controller and Chief Accounting Officer of CECO Environmental from 2012 to 2013 and VP of Finance and Chief Accounting Officer from 2013 until his appointment as CFO in March 2014. Prior to CECO Environmental, Mr. Prajzner served as Corporate Controller for various companies from 2004 to April 2012. Mr. Prajzner started his career in public accounting at Ernst & Young, received his B.S in Accounting from Villanova University, his MBA in Business Administration from Temple University and is a certified public accountant.

Mr. Prajzner’s annual base salary is $325,000 and he will participate in the Company’s annual and equity incentive programs for executive officers. Mr. Prajzner’s target awards for the Company’s annual incentive plan and the equity incentive plan are 50% of his base salary for each plan. Mr. Prajzner will receive an annual vehicle allowance of $7,600 and is covered by the Mistras Group Severance Plan as an executive officer.

There has been no transaction since January 1, 2017, or proposed transaction, to which the Company was or is to be a party in which Mr. Prajzner had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-K.  There are no family relationships between Mr. Prajzner and any other officer or director of the Company.

Jonathan Wolk, Senior Executive Vice President, was appointed Chief Operating Officer in August 2017 and retained the CFO role until the appointment of a new CFO. Accordingly, with Mr. Prajzner’s appointment, Mr. Wolk will relinquish the CFO and Treasurer positions and focus on his role of COO.

On January 2, 2018, the Compensation Committee of the Company’s Board of Directors approved changes to the compensation for Dennis Bertolotti for his appointment as Chief Executive Officer on August 10, 2017, for Mr. Wolk for his appointment as Chief Operating Officer, also on August 10, 2017 and for Sotirios Vahaviolos for his position as Executive Chairman. Mr. Bertolotti’s annual base salary as CEO is $475,000, his target for the annual cash incentive program is 100% of his base salary and his target for the equity compensation program is 200% of his base salary. Mr. Wolk’s annual base salary as COO is $413,000, his target for the annual cash incentive program is 80% of his base salary, and his target for the equity compensation program is 125% of his base salary. Beginning in 2018, Dr. Vahaviolos’ annual base salary is $425,000 and his target for the annual cash incentive program is 75% of his base salary. Dr. Vahaviolos will not be participating in the equity incentive program beginning in 2018.

Item 7.01. Regulation FD Disclosure.

On January 8, 2018, the Company issued a press release announcing the appointment of Edward Prajzner as its new Chief Financial Officer, a copy of which is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibit.

(d) Exhibits

99.1	Press Release issued by Mistras Group, Inc., dated January 8, 2018

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2018	MISTRAS GROUP, INC.
	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
Title:			Executive Vice President, General Counsel and Secretary

Exhibits

Exhibit No.    Description

99.1    Press Release issued by Mistras Group, Inc., dated January 8, 2018